Exhibit 3.144

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “PACTIV CORPORATION” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “PACTIV CORPORATION” TO “PACTIV LLC”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 2011, AT 1:20 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2011, AT 12:01 O’CLOCK A.M.

            0624402      8100V
            111291479
You may verify this certificate online
at corp.delaware.gov/authver.shtml

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9230085

DATE: 12-15-11

State of Delaware Secretary of State Division of Corporations Delivered 01:20 PM 12/14/2011 FILED 01:20 PM 12/14/2011 SRV 111291479 — 0624402 FILE
CERTIFICATE OF CONVERSION FROM A CORPORATION
TO A LIMITED LIABILITY COMPANY
OF
PACTIV CORPORATION
TO
PACTIV LLC
          This Certificate of Conversion to Limited Liability Company, dated as of December 14, 2011, has been duly executed and is being filed by Pactiv Corporation, a Delaware corporation (the “Company”), to convert the Company to a Delaware limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act.
          1. The Company’s name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Pactiv Corporation.
          2. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on April 19, 1965 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.
          3. The name of the Delaware limited liability company into which the Company shall be converted as set forth in its Certificate of Formation is Pactiv LLC.
          4. The conversion of the Company to the Delaware limited liability company has been approved in accordance with the provisions of Sections 141(f), 228 and 266 of the General Corporation Law of the State of Delaware.
          5. The conversion of the Company to the Delaware limited liability company shall be effective at 12:01 am on December 31, 2011.
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          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.
PACTIV CORPORATION

By:	/s/ Helen Golding
Name: Helen Golding
Title: Vice President

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “PACTIV LLC” FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF DECEMBER, A.D. 2011, AT 1:20 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2011, AT 12:01 O’CLOCK A.M.

            0624402      8100V
            111291479
You may verify this certificate online
at corp.delaware.gov/authver.shtml

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9230850

DATE: 12-15-11

State of Delaware Secretary of State Division of Corporations Delivered 01:20 PM 12/14/2011 FILED 01:20 PM 12/14/2011 SRV 111291479 — 0624402 FILE
CERTIFICATE OF FORMATION

OF

PACTIV LLC
          This Certificate of Formation of PACTIV LLC (the “Company”), dated on the 14th day of December, 2011, is being duly executed and filed by Helen Dorothy Golding, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).
          FIRST. The name of the limited liability company formed is Pactiv LLC.
          SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.
          THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.
          FOURTH. The formation of the limited liability company will be effective at 12:01 am on December 31, 2011.
[Remainder of the page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Authorized Person